Exhibit 99.1

FOR IMMEDIATE RELEASE

Renewable Energy Group Announces Proposed Offering of

$125 Million of Convertible Senior Notes

Ames, IA, May 26, 2016 /Business Wire/ - Renewable Energy Group, Inc. (REG) (NASDAQ:REGI) announced today that it intends to offer, subject to market conditions and other factors, $125 million aggregate principal amount of convertible senior notes due 2036 (the “Notes”) in a private placement to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933. In connection with the offering, REG expects to grant the initial purchasers of the Notes an option to purchase up to an additional $18.75 million aggregate principal amount of Notes on the same terms and conditions.

REG intends to use approximately $50 million of the net proceeds from the offering to repurchase a portion of REG’s outstanding 2.75% convertible senior notes due 2019 (the “2019 Notes”) through negotiated transactions, open market transactions or otherwise. Any repurchase of the 2019 Notes could have the effect of raising or maintaining the market price of REG’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of REG’s common stock. In particular, REG expects that certain of the sellers of 2019 Notes that REG repurchases may purchase shares of common stock in the market in connection with those sales of 2019 Notes, including during the course of the day on which REG prices the offering. Those common stock purchases could represent a significant portion of the trading in REG’s common stock on that day. In addition, REG expects to use approximately $30 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate as REG’s agent. REG expects to repurchase those shares from purchasers of the Notes in the offering at a purchase price per share equal to the closing price per share of REG’s common stock on the date of the pricing of the offering. These repurchases could have the effect of raising or maintaining the market price of REG’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of REG’s common stock concurrently with the pricing of the Notes, and could result in a higher effective conversion price for the Notes. If the initial purchasers exercise their option to purchase additional Notes, REG may use the net proceeds from that exercise to purchase additional 2019 Notes or shares of its common stock or both. REG intends to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes, which may include additional repurchases of the 2019 Notes and shares of REG’s common stock and financing potential strategic transactions.

When issued, the Notes will be unsecured, senior obligations of REG, and interest will be paid semi-annually. Prior to December 15, 2035, the Notes will be convertible only under certain circumstances and during certain periods. On or after December 15, 2035, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. REG will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. However, unless REG obtains stockholder approval in accordance with applicable rules of The NASDAQ Stock Market to permit settlement in stock, REG will be required to settle conversions by paying cash or, subject to certain limitations, a combination of cash and shares of its common stock. Final terms of the Notes, including the interest rate, the initial conversion rate and other terms, will be determined at the time of pricing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The offer and sale of the Notes and the common stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, the Notes and such common stock, if any, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the offering and aggregate principal amount of the Notes, the expected uses of net proceeds from the offering, the expected terms of the offering, and the possible effects of the repurchase transactions. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, market and other conditions that may affect REG’s ability to complete the proposed offering and repurchase transactions, risks related to REG’s ability to satisfy the conditions required to close any sale of the Notes or any repurchase of the 2019 Notes and common stock, the fact that REG’s management will have broad discretion in the use of the proceeds from any sale of the Notes, factors affecting REG’s business that may affect REG’s liquidity and working capital requirements, and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and REG does not undertake to update any forward-looking statements based on new developments or changes in its expectations, except as required by law.

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